Exhibit 10.1

AMENDMENT AND ACKNOWLEDGMENT AGREEMENT

This Amendment And Acknowledgment Agreement (this “Agreement”), dated as of November 5, 2010, and effective as of the Effective Date (as defined below), is made by and among Genta Incorporated, a Delaware corporation (the “Company”), and the undersigned parties whose names are set forth on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”), each of whom are parties to that certain Securities Purchase Agreement, dated March 5, 2010 (the “Purchase Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, pursuant to Section 2.1 of each of the Notes, the Company is required to have a sufficient number of shares of its common stock (the “Common Stock”) authorized, reserved and available for issuance to satisfy the potential conversion in full of the Notes (including the Notes issuable in payment of interest on all outstanding Notes), and the failure to do so would be deemed to be an event of default (an “Event of Default”) under the Notes;

WHEREAS, as a result of a potential reset of the conversion prices under the Notes, on December 31, 2010, the Company may not have a sufficient number of shares of Common Stock authorized;

WHEREAS, to avoid the Event of Default, the Board of Directors of the Company has approved two reverse stock splits each with a ratio of up to 1-for-100 to be effective before December 31, 2011 (the “Reverse Stock Splits”), and an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to 100,000,000,000, in each case, to be effective upon filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”);

WHEREAS, the Reverse Stock Splits and the Certificate of Amendment require the approval of the stockholders of the Company, and the Company will prepare and file a preliminary proxy statement (the “Proxy Statement”) to seek such stockholder approval, and the Proxy Statement is subject to review by the United States Securities and Exchange Commission (the “SEC”), and the Reverse Stock Splits are subject to review by the Financial Industry Regulatory Authority; and

WHEREAS, the undersigned Holders represent the required threshold to amend the provisions of each of the Notes and the April 2009 Consent Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.

(a)           “2010 Notes” means the B Notes, C Notes, D Notes and E Notes.

(b)           “April 2009 Consent Agreement” means that certain Consent Agreement dated as of April 2, 2009, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(c)           “April 2009 Purchase Agreement” means that certain Securities Purchase Agreement dated as of April 2, 2009, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(d)           “April 2009 Notes” means the Company’s Senior Secured Convertible Promissory Notes due April 2, 2012, as amended.

(e)           “Effective Date” means the date and time when this Agreement has been executed and delivered by the Company and the Requisite Holders.

(f)           “F Notes” means the Company’s Senior Unsecured Convertible Promissory Notes issuable upon exercise of the Purchase Rights (as defined in the April 2009 Consent Agreement) and Purchase Options (as defined in the April 2009 Purchase Agreement).

(g)           “Notes” means the September 2009 Notes, 2010 Notes, F Notes and April 2009 Notes.

(h)           “Requisite Holders” means (i) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding B Notes, (ii) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding C Notes, (iii) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding D Notes, (iv) the holders of at least 66 2/3% of the combined principal amount of the currently outstanding E Notes, (v) the Holders holding at least two-thirds of the principal amount of the currently outstanding September 2009 Notes, (vi) Holders, representing at least two-thirds of the currently outstanding and unexercised Purchase Rights (as defined in the April 2009 Consent Agreement) and the currently outstanding principal amount of the F Notes issued upon exercise of the Purchase Rights, (vii) Holders, holding at least 66 2/3% of the currently outstanding principal amount of the April 2009 Notes, and (viii) Holders holding at least two-thirds of the principal amount of the currently outstanding April 2009 Notes.

(i)           “September 2009 Notes” means the Company’s Unsecured Subordinated Convertible Notes due July 7, 2011 issued by the Company pursuant to that certain Securities Purchase Agreement dated September 4, 2009 by and among the Company and the Purchasers listed on Exhibit A thereto.

2.            Amendment of Notes.

(a)           Section 2.1(g) of each 2010 Note is hereby amended and restated in its entirety to read as follows:

“(g)  at any time following the consummation of the Reverse Split Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note and each Other Note (including the Notes issuable in payment of interest on all outstanding Notes and the Notes issuable upon exercise of the Debt Warrants); provided that no Event of Default shall be deemed to occur under this Section 2.1(g) if (i) the Company fails to have a sufficient number of shares of Common Stock authorized and reserved for the conversion of this Note and each Other Note (including the Notes issuable in payment of interest on all outstanding Notes and the Notes issuable upon exercise of the Debt Warrants) during the period of time between December 31, 2010 and March 20, 2011; (ii) such failure is the direct result of a delay in (X) shareholders approving two reverse stock splits and (Y) increasing the number of authorized shares of Common Stock; and (iii) such failure is caused solely by the review of and/or written comments to a preliminary proxy statement filed by the Company for the purpose of approving two reverse stock splits and increasing the number of authorized shares of Common Stock, from the United States Securities and Exchange Commission and/or the Financial Industry Regulatory Authority; or”

(b)           Section 2.1(g) of each September 2009 Note is hereby amended and restated in its entirety to read as follows:

“(g)  at any time following the Issuance Date the Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note and each Other Note; provided that no Event of Default shall be deemed to occur under this Section 2.1(g) if (i) the Company fails to have a sufficient number of shares of Common Stock authorized and reserved for the conversion of this Note and each Other Note (including the Notes issuable in payment of interest on all outstanding Notes) during the period of time between December 31, 2010 and March 20, 2011; (ii) such failure is the direct result of a delay in (X) shareholders approving two reverse stock splits and (Y) increasing the number of authorized shares of Common Stock; and (iii) such failure is caused solely by the review of and/or written comments to a preliminary proxy statement filed by the Company for the purpose of approving two reverse stock splits and increasing the number of authorized shares of Common Stock, from the United States Securities and Exchange Commission and/or the Financial Industry Regulatory Authority; or”

(c)           Section 2.1(h) of each April 2009 Note is hereby amended and restated in its entirety to read as follows:

“(h)  at any time following the Authorization Date the Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note and each Other Note; provided that no Event of Default shall be deemed to occur under this Section 2.1(h) if (i) the Company fails to have a sufficient number of shares of Common Stock authorized and reserved for the conversion in full of this Note and each Other Note during the period of time between December 31, 2010 and March 20, 2011; (ii) such failure is the direct result of a delay in (X) shareholders approving two reverse stock splits and (Y) increasing the number of authorized shares of Common Stock; and (iii) such failure is caused solely by the review of and/or written comments to a preliminary proxy statement filed by the Company for the purpose of approving two reverse stock splits and increasing the number of authorized shares of Common Stock, from the United States Securities and Exchange Commission and/or the Financial Industry Regulatory Authority; or”

3.            Amendment to the April 2009 Purchase Agreement.

(a)           Section 1.2(b) of the April 2009 Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  Each of the Purchasers shall have the option (the “Purchase Option”), in each such Purchaser’s sole discretion, to purchase Senior Unsecured Convertible Promissory Notes (i) if on or before November 4, 2010, in substantially the form attached hereto as  Exhibit H (the “F-1 Notes”) and (ii) if after November 4, 2010, in substantially the form attached hereto as  Exhibit I (the “F-2 Notes” and together with the F-1 Notes, the “F Notes ”) in the principal amount of up to the amount set forth opposite such Purchaser’s name on  Exhibit A in one or more closings (each an “Additional Closing”, and along with the First Closing, each a “ Closing ”).  The Purchase Option shall be exercisable at any time and from time to time on or prior to the later of (i) the date that is two weeks after the Company’s public release of final top-line survival results from the Company’s Phase 3 trial of Genasense® plus chemotherapy in advanced melanoma, known as AGENDA, and (ii) March 30, 2011.  The issuance of the F Notes at any Additional Closing shall be made on the terms and conditions set forth in this Agreement, and the representations and warranties of the Company set forth in Article 3 and the representations and warranties of the Purchasers in Article 4 hereof shall speak as of the date of such Additional Closing.”; and

(b)           The form of note attached hereto as Exhibit B is hereby inserted as a new “Exhibit I” to the April 2009 Purchase Agreement.

4.            Amendment to the April 2009 Consent Agreement.

(a)           Section 4 of the April 2009 Consent Agreement is hereby amended and restated in its entirety to read as follows:

“4.  Note Purchase Right.  At any time, and from time to time after the Authorization Date (as defined in the Purchase Agreement) each of the Holders who are not natural persons (the “Institutional Holders”) shall have the right (the “Purchase Right”), in each such Institutional Holder’s sole discretion, upon written notice to the Company (“Purchase Notice”), to purchase one or more Senior Unsecured Convertible Promissory Notes (i) if on or before November 4, 2010, in substantially the form attached hereto as Exhibit B (the “F-1 Notes”) and (ii) if after November 4, 2010, in substantially the form attached hereto as Exhibit C (the “F-2 Notes” and together with the F-1 Notes, the “F Notes”) in an aggregate principal amount up to that amount set forth opposite such Institutional Holder’s name on Exhibit A hereto, in one or more closings (each a “Closing”).  The Purchase Right shall be exercisable at any time and from time to time on or prior to the later of (i) the date that is two weeks after the Company’s public release of final top-line survival results from the Company’s Phase 3 trial of Genasense® plus chemotherapy in advanced melanoma, known as AGENDA, and (ii) March 30, 2011.  At each Closing, the Company shall issue and sell to the Institutional Holder purchasing notes at such Closing an F Note having the principal amount set forth in the Purchase Exercise Notice.  At each such Closing, the purchasing Institutional Holder shall deliver the purchase price for the F Note, which shall equal the principal amount thereof, by wire transfer of immediately available funds to the Company.  The Closing shall take place on the date specified in the Purchase Notice, which shall not be less than five Trading Days (as defined in the F Note) from the date on which the Purchase Notice is delivered.”; and

(b)           The form of note attached hereto as Exhibit C is hereby inserted as a new “Exhibit C” to the April 2009 Consent Agreement.

5.            Consideration.  In consideration of the amendment set forth in Sections 2, 3 and 4 above, the Company hereby agrees that from the Effective Date until September 30, 2011 it will not effect any of the Reverse Stock Splits without the approval of (i) the holders of at least 66 2/3% of the combined principal amount of the B Notes outstanding as of the Effective Date, (ii) the holders of at least 66 2/3% of the combined principal amount of the C Notes outstanding as of the Effective Date, (iii) the holders of at least 66 2/3% of the combined principal amount of the D Notes outstanding as of the Effective Date, (iv) the holders of at least 66 2/3% of the combined principal amount of the E Notes outstanding as of the Effective Date, (v) the holders of at least two-thirds of the principal amount of the outstanding September 2009 Notes as of the Effective Date, and (vi) the holders of at least two-thirds of the principal amount of the outstanding April 2009 Notes as of the Effective Date, unless the Board of Directors of the Company deems such Reverse Stock Splits to be in the best interest of the Company and its stockholders to avoid an imminent Event of Default under Section 2.1(g) of any outstanding Notes at such time prior to such date.

6.            Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

7.            Entire Agreement; Amendment. The amendments set forth in Sections 2, 3 and 4 of this Agreement shall become effective on the Effective Date.  Except as modified by this Agreement, the Notes shall remain in full force and effect in accordance with their terms.  This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by (i) the Company, (ii) the holders of at least 66 2/3% of the combined principal amount of the B Notes outstanding as of the Effective Date, (iii) the holders of at least 66 2/3% of the combined principal amount of the C Notes outstanding as of the Effective Date, (iv) the holders of at least 66 2/3% of the combined principal amount of the D Notes outstanding as of the Effective Date, (v) the holders of at least 66 2/3% of the combined principal amount of the E Notes outstanding as of the Effective Date, (vi) the holders of at least two-thirds of the principal amount of the outstanding September 2009 Notes as of the Effective Date, and (vii) the holders of at least two-thirds of the principal amount of the outstanding April 2009 Notes as of the Effective Date.  The Holders acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.

8.            Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-3966
Telecopy No.: (908) 464-1705

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701

If to any Holder:
At the address of such Holder set forth on the signature page to this Agreement, with copies to Holder’s counsel as set forth on the signature page to this Agreement or as specified in writing by such Holder, with a copy to:

With a copy to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Steven M. Przesmicki
Telephone No.: (858) 550-6070
Telecopy No.: (858) 550-6420

 Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

9.            Waivers. No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

10.           Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

11.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Holders may assign the rights under this Agreement without the consent of the Company.

12.           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

13.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

14.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

15.           Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

16.           Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

17.           Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties have caused this Amendment And Acknowledgment Agreement to be executed as of the Effective Date.

GENTA INCORPORATED

By:
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Officer

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[HOLDER SIGNATURE PAGES TO AMENDMENT AND ACKNOWLEDGMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Acknowledgment Agreement to be duly executed by their respective authorized signatories as of the __ day of November 2010.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Holder:________________________________________________

Fax Number of Holder: ________________________________________________

Amount outstanding under each Note held:

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as address for notice):

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Exhibit A
Holders

Exhibit B
Form Of F-2 Note
(in the same form as the F Note with the conforming change to Section 2.1(g) as set forth herein)

Exhibit C
Form Of F-2 2010 Note
(in the same form as the F Note with the conforming change to Section 2.1(g) as set forth herein)